                                                                   Exhibit 10(d)

                            SEI International Trust

                                  Rule 18f-3
                              Multiple Class Plan

                               December 22, 1995

                                 Introduction


          SEI International Trust (the "Trust"), a registered investment company that currently consists of five (5) separately managed portfolios (the Core International Equity Portfolio, European Equity Portfolio, Pacific Basin Equity Portfolio, Emerging Markets Equity Portfolio and International Fixed Income Portfolio) and that may consist of additional portfolios in the future as listed on Schedule A hereto (each a "Portfolio" and, collectively, the "Portfolios"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Portfolio. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   Attributes of Share Classes

          The rights of each existing class of the Portfolios (i.e.,
                                                               ----
Institutional and Retail Classes) shall be as set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al. (Inv. Co. Act
                                                       -- ---
Release No. IC-19698), and attached hereto as Exhibits A - C.

          With respect to any class of shares of a Portfolio created after the date hereof, each share of a Portfolio will represent an equal pro rata interest
                                                               --- ----
in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   Expense Allocations

          Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) class expenses relating to a particular class are (or will be) borne exclusively by that class.

          Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the "Report" rendered by Price Waterhouse LLP.

C.   Amendment of Plan; Periodic Review

          This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

          The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan.

                               DISTRIBUTION PLAN
                                 Retail Class

                           -------------------------

     WHEREAS, SEI International Trust (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units of beneficial interest ("Shareholders") in the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1.  The Trust has adopted this Retail Class Distribution Plan
     ----------
("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of Retail Class securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
     ----------
Section 3 of this Plan, provided that in no event shall the Trust incur expenses that exceed an annual rate of .30% of the Trust's average daily net assets during any fiscal year of the Trust. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

In addition, the Trust will pay the Distributor a fee of up to .30% of the Retail Class Portfolios' average daily net assets as compensation for its services. The Distributor may use its fee to make payments to financial institutions and intermediaries, including affiliates and subsidiaries of the Distributor, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. The actual fee paid will be negotiated based on the extent and quality of services provided.

     Section 3.  Expenses permitted pursuant to this Plan shall include, and be
     ----------
limited to, the following:


     (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

     (b)  advertising;

     (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

     (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Section 4.  This Plan shall not take effect until it has been approved (a)
     ----------
by a vote of at least a majority of the outstanding voting securities of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     Section 5.  This Plan shall continue in effect for a period of more than
     ----------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6.  Any person authorized to direct the disposition on monies paid
     ----------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7.  This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.

     Section 8.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9.  This Plan may not be amended to increase materially the amount
     ----------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.


     Section 10.  As used in this Plan, (a) the term "Qualified Trustees' shall
     -----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.


     Section 11.  While this Plan is in effect, the selection and nomination of
     -----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.


     Section 12.  This Plan shall not obligate the Trust or any other party to
     -----------
enter into an agreement with any particular person.

                               DISTRIBUTION PLAN
                               ProVantage Funds


     WHEREAS, SEI International Trust (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and


     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Trust and the owners of units of beneficial interest ("Shareholders") in the Trust;


     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.


     Section 1.  The Trust has adopted this ProVantage Funds Distribution Plan
     ----------
("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of ProVantage Funds securities of which the Trust is the issuer.


     Section 2.  The Trust may incur expenses for the items stipulated in
     ----------
Section 3 of this Plan in an amount equal to .30% of the average daily net assets of the ProVantage Funds of the Portfolios. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.


In addition, the Trust will pay the Distributor a fee on the ProVantage Funds of the Portfolios up to the amount set forth on Exhibit A. The Distributor may use this fee for (i) compensation for it services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.


     Section 3.  Expenses permitted pursuant to this Plan shall include, and be
     ----------
limited to, the following:

     (a) The incremental printing costs incurred in producing for and distributing to persons other than current Shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Shareholders;

     (b)  advertising;


     (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and


     (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.


     Section 4.  This Plan shall not take effect until it has been approved (a)
     ----------
by a vote of at least a majority of the outstanding voting securities of the trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.


     Section 5.  This Plan shall continue in effect for a period of more than
     ----------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.


     Section 6.  Any person authorized to direct the disposition of monies paid
     ---------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.


     Section 7.  This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees or by vote of a majority of the Trust's outstanding voting securities.


     Section 8.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     Section 9.  This Plan may not be amended to increase materially the amount
     ----------
of distribution expenses permitted pursuant to Section 2 hereof without the approval of Shareholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

     Section 10. As used in this Plan, (a) the term "Qualified Trustees" shall
     -----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     Section 11. While this Plan is in effect, the selection and nomination of
     -----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     Section 12. This Plan shall not obligate the Trust or any other party to
     -----------
enter into an agreement with any particular person.

                                   EXHIBIT A
                                   ---------

International Portfolio . . . . . . . . . . . . . . . . . . . . .  .30%

                               DISTRIBUTION PLAN

                            SEI INTERNATIONAL TRUST

     WHEREAS, SEI International Trust (the "Trust") is engaged in business as a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following distribution plan will benefit the Trust and the owners of units of beneficial interest ("Unitholders") of the Trust.

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this distribution plan pursuant to Rule 12b-1 under the 1940 Act.

     Section 1.  The Trust has adopted this distribution plan the ("Plan") to
     ----------
enable the Trust to directly or indirectly bear expenses relating to the distribution of securities of which the Trust is the issuer.

     Section 2.  The Trust may incur expenses for the items stipulated in
     ----------
Section 3 of this Plan, provided that in no event shall the Trust incur expenses that exceed an annual rate of .30% of the Trust's average daily net assets during any fiscal year of the Trust. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust units, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees (hereinafter defined).

     Section 3.  Expenses permitted pursuant to this Plan shall include, and be
     ----------
limited to, the following:

     (a) the incremental printing costs incurred in producing for and distributing to persons other than current Unitholders of the Trust, the reports, prospectuses, notices and similar materials that are prepared by the Trust for current Unitholders;

     (b) the cost of complying with state and federal laws pertaining to the distribution of the Trust's units;

     (c)       advertising;

     (d) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's units and not covered by Section 3(a) of this Plan; and

     (e) expenses incurred in connection with the promotion and sale of the Trust's units including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Section 4.  This Plan shall not take effect until it has been approved (a)
     ----------
by a vote of at least a majority of the Unitholders holding an outstanding voting securities of the Trust; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, (hereinafter defined), cast in person at a Board of Trustees meeting called for the specific purpose of voting on this Plan or such agreement.

     Section 5.  This Plan shall continue in effect for a period of more than
     ----------
one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

     Section 6.  Any person authorized to direct the disposition of monies paid
     ---------
or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7.  This Plan may be terminated at any time by the vote of a
     ----------
majority of the Qualified Trustees (hereinafter defined) or by vote of a majority of the Trust's outstanding voting securities.

     Section 8.  All agreements with any person relating to implementation of
     ----------
this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees (hereinafter defined) or by the vote of Unitholders holding a majority of the Trust's outstanding voting securities, on not more than sixty (60) days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

      Section 9.  This Plan may not be amended to increase materially the
      ---------
amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of Unitholders holding a majority of the outstanding voting securities of the Trust, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.


      Section 10.  As used in this Plan, (a) the term "Qualified Trustees" shall
      ----------
mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.


      Section 11.  Nothing in this Plan shall operate or be construed to limit
      ----------
the extent to which the Trust's Sponsor, Manager, Distributor, or Investment Administrator or any other person, other than the Trust, may incur costs out of their own monies and bear expenses associated with the distribution of securities of which the Trust is the issuer.


      Section 12.  While this Plan is in effect, the selection and nomination of
      ----------
those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.


      Section 13.  This Plan shall not obligate the Trust or any other party to
      ----------
enter into an agreement with any particular person.

VOTED: That the form of Distribution Plan presented to this meeting be and it hereby is approved in accordance with Rule 12b-1 under the Investment Company Act of 1940; provided, however, that such approval shall not be effective unless said Plan shall have been approved by a majority of the outstanding units of beneficial interest of the Trust following the initial issuance of the units of the Trust.

FURTHER  That, in accordance with the Distribution Plan, and for so long as such
VOTED: Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to such non-interested Trustees as are then serving on the Board.

FURTHER  That the Trust's distribution expense budget for the period ending
VOTED: December 31, 1989 presented to this meeting be and the same hereby is approved.

     VOTED: That the officers of the Trust be and they hereby are authorized to seek an amendment to the exemptive order previously granted to the Trusts in order to permit the establishment and offering of a third class of shares with no Rule 12b-1 plan and to impose a sales load in connection with certain sales, and that all actions previously taken in this regard by Trust officers be, and it hereby is, ratified. Said officers are further authorized to file such amendments to such application as may be necessary and appropriate.

                            SEI DAILY INCOME TRUST
                            SEI INTERNATIONAL TRUST

                  Addition of a Class D to Certain Portfolios


     VOTED: That the units of beneficial interest of each of the International Fixed Income, European Equity, Pacific Basin Equity and Emerging Markets Equity Portfolios of SEI International Trust and the Corporate Daily Income Portfolio of SEI Daily Income Trust (collectively, the "Portfolios") be, and they hereby are, further divided into an indefinite number of units entitled Class D;


     VOTED: That the Distribution Plans for the Class D shares of SEI International Trust and SEI Daily Income Trust (the "Trusts") previously submitted to the Board of Trustees be, and they hereby are, adopted by each of the Portfolios in accordance with Rule 12b-1 under the Investment Company Act of 1940;


     VOTED: That SEI Financial Services Company be, and it hereby is, appointed to serve as Distributor of units of beneficial interest of Class D of each of the Portfolios under the terms and conditions set forth in the Distribution Agreement previously approved by the Board of Trustees;


     VOTED: That the officers of the Trusts be, and they hereby are, authorized to issue 10 units of beneficial interest in Class D units of each of the Portfolios to SEI Financial Management Corporation upon payment by that company of the sum of $1.00 for each unit into an account for the appropriate Portfolio;


     VOTED: That the Distribution Plans be submitted for approval to SEI Financial Management Corporation as the sole initial holder of Class D units of each Portfolio; and


     VOTED: That the officers of the Trusts be, and they hereby are, authorized to take all further steps in accordance with the purpose and intent of the foregoing to effect the offering of Class D shares at such time as the Distributor may deem appropriate.

                        SEI INSTITUTIONAL MANAGED TRUST
                             SEI CASH + PLUS TRUST
                             SEI TAX EXEMPT TRUST
                            SEI LIQUID ASSET TRUST
                            SEI INTERNATIONAL TRUST



     VOTED: That the modified form of each Distribution Plan for the ProVantage Funds be, and each hereby is, adopted by each Trust in accordance with Rule 12b-1 under the Investment Company Act of 1940.

                            SEI LIQUID ASSET TRUST
                             SEI TAX EXEMPT TRUST
                            SEI DAILY INCOME TRUST
                                SEI INDEX FUNDS
                        SEI INSTITUTIONAL MANAGED TRUST
                            SEI INTERNATIONAL TRUST
                      INSURANCE INVESTMENT PRODUCTS TRUST

                         Adoption of a Rule 18f-3 Plan


     VOTED: That the proper officers of each Trust be, and they hereby are, authorized and directed to file with the Securities and Exchange Commission an amendment to each Trust's Registration Statement on Form N-1A for the purpose of adopting the Rule 18f-3 plan.

SEI INTERNATIONAL TRUST
AUGUST 31, 1995
--------------------------------------------------------------------------------
CORE INTERNATIONAL EQUITY PORTFOLIO
EUROPEAN EQUITY PORTFOLIO
PACIFIC BASIN EQUITY PORTFOLIO
EMERGING MARKETS EQUITY PORTFOLIO
INTERNATIONAL FIXED INCOME PORTFOLIO

--------------------------------------------------------------------------------

Please read this Prospectus carefully before investing, and keep it on file for future reference.

A Statement of Additional Information dated June 28, 1995 and amended August 31, 1995, has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI International Trust (the "Trust") is an open-end investment management company that offers financial institutions a convenient means of investing their own funds or funds for which they act in a fiduciary, agency or custodial capacity in professionally managed diversified and non-diversified portfolios of securities. A portfolio may offer separate classes of shares that differ from each other primarily in the allocation of certain distribution expenses and minimum investments. This Prospectus offers the Class A shares of the equity and fixed income portfolios (the "Portfolios" and each of these, a "Portfolio") listed above.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY IN-SURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RE-SERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT IN-VESTED.

----------------------------------------------------------------------

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)
--------------------------------------------------------------------------------

                              CORE                             EMERGING
                          INTERNATIONAL EUROPEAN    PACIFIC     MARKETS  INTERNATIONAL
                             EQUITY      EQUITY   BASIN EQUITY  EQUITY   FIXED INCOME
                            PORTFOLIO   PORTFOLIO  PORTFOLIO   PORTFOLIO   PORTFOLIO
------------------------  ------------- --------- ------------ --------- -------------
Management/Advisory Fees
(after fee waiver and
reimbursement) /1/             .91%        .80%       .78%        .80%        .57%
12b-1 Fees /2/                 .15%        .15%       .15%        .15%        .15%
Other Expenses                 .19%        .35%       .37%       1.00%        .28%
--------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver and
reimbursement) /3/            1.25%       1.30%      1.30%       1.95%       1.00%
--------------------------------------------------------------------------------------

1 SEI Financial Management Corporation ("SFM"), in its capacity as Manager for each Portfolio, and certain of the advisers, have waived, on a voluntary basis, a portion of their fee, and the management/advisory fees shown reflect these voluntary waivers. SFM and the advisers each reserve the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .93% for the Core International Equity Portfolio, 1.13% for the European Equity Portfolio, 1.20% for the Pacific Basin Equity Portfolio and .90% for the International Fixed Income Portfolio. For the Emerging Markets Equity Portfolio, SFM has agreed to waive its management fee, and, if necessary, pay other operating expenses of the Portfolio in an amount that operates to limit the total operating expenses of the Class A shares. Absent this fee waiver and expense reimbursement, management/advisory fees would be 1.70% for the Emerging Markets Equity Portfolio.
2 The 12b-1 fees shown reflect each Portfolio's current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fee payable by Class A shares for each Portfolio is .30%.
3 Absent the voluntary fee waiver and expense reimbursement described above, total operating expenses would be 1.27% for the Core International Equity Portfolio, 1.63% for the European Equity Portfolio, 1.72% for the Pacific Basin Equity Portfolio, 2.85% for the Emerging Markets Equity Portfolio and 1.33% for the International Fixed Income Portfolio. Additional information may be found under "The Advisers," "The Sub-Advisers" and "The Manager and Shareholder Servicing Agent."

EXAMPLE
--------------------------------------------------------------------------------
An investor in a Portfolio would pay
the following expenses on a $1,000
investment assuming (1) 5% annual re-
turn and (2) redemption at the end of
each time period:

                            1 YR.  3 YRS. 5 YRS. 10 YRS.
                            ------ ------ ------ -------
Core International Equity   $13.00 $40.00 $69.00 $151.00
European Equity             $13.00 $41.00 $71.00 $157.00
Pacific Basin Equity        $13.00 $41.00 $71.00 $157.00
Emerging Markets Equity     $20.00 $61.00    --      --
International Fixed Income  $10.00 $32.00 $55.00 $122.00
--------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of the expense table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class A shares of the Portfolios. A person who purchases shares through a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the Portfolios' Class A shares. Each Portfolio also offers Class D shares, which are subject to the same expenses except that Class D shares bear sales loads and different distribution costs and additional transfer agent costs and sales loads. A person who purchases shares through a financial institution may be charged separate fees by that institution. Additional Information may be found under "The Manager and Shareholder Servicing Agent," "The Advisers" "The Sub-Advisers" and "Distribution." Long-term shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

THE TRUST ______________________________________________________________________

SEI International Trust (the "Trust") is an open-end management investment company that has diversified and non-diversified portfolios. The Trust offers units of beneficial interest ("shares") in separate investment portfolios. Each Portfolio has two separate classes of shares, Class A and Class D, which provide for variations in distribution and transfer agent costs, sales charges, voting rights and dividends. This prospectus offers Class A shares of the Trust's Core International Equity, European Equity, Pacific Basin Equity, Emerging Markets Equity and International Fixed Income Portfolios (the "Portfolios" and each of these, a "Portfolio"). Additional information pertaining to the Trust may be obtained by writing to SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-342-5734.

INVESTMENT OBJECTIVES AND POLICIES _____________________________________________

CORE              The Core International Equity Portfolio seeks to provide
INTERNATIONAL     long-term capital appreciation by investing primarily in a
EQUITY            diversified portfolio of equity securities of non-U.S.
                  issuers.

                     Under normal circumstances, at least 65% of the Core
                  International Equity Portfolio's assets will be invested in equity securities of non-U.S. issuers located in at least three countries other than the United States.

EUROPEAN EQUITY   The European Equity Portfolio seeks to provide long-term
                  capital appreciation by investing primarily in a diversified portfolio of equity securities of European issuers.

                     Under normal circumstances, at least 65% of the European
                  Equity Portfolio's assets will be invested in equity securities of European issuers. The Portfolio's advisers consider European issuers to be companies the securities of which are principally traded in the European capital markets; that derive at least 50% of their total revenue from either goods produced or services rendered in countries located in Europe, regardless of where the securities of such companies are principally traded; or that are organized under the laws of and have a principal office in a European country.

PACIFIC BASIN     The Pacific Basin Equity Portfolio seeks to provide long-
EQUITY            term capital appreciation by investing primarily in a
                  diversified portfolio of equity securities of Pacific Basin issuers.

                     Under normal circumstances, at least 65% of the Pacific
                  Basin Equity Portfolio's assets will be invested in equity securities of Pacific Basin issuers. The Portfolio's advisers consider Pacific Basin issuers to be companies the securities of which are principally traded in the capital markets of Pacific Basin countries; that derive at least 50% of their total revenue from either goods produced or services rendered in Pacific Basin countries, regardless of where the securities of such companies are principally traded; or that are organized under the laws of and have a principal office in a Pacific Basin country.

                  Equity Portfolio since its inception. Mr. Ager has over 20 years of experience in managing client accounts invested in Asian countries. Mr. Stainsby has over 10 years experience of managing Asian investments.

                     SC is entitled to a fee from SFM calculated on the basis
                  of a percentage of the market value of assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .40% of the first $100 million in assets, .30% of the next $50 million in assets, and .20% of assets in excess of $150 million. For the fiscal year ended February 28, 1995, SC received an advisory fee of .40% of the Pacific Basin Equity Portfolio's average daily net assets.

WORLDINVEST       WorldInvest Limited ("WorldInvest") acts as a sub-adviser
LIMITED           for the Core International Equity Portfolio pursuant to a
                  sub-advisory agreement with SFM. In accordance with the Portfolio's investment objectives and policies and under the supervision of SFM and the Trust's Board of Trustees, WorldInvest is responsible for the day-to-day investment management of the portion of the Portfolio assigned to it by the Board of Trustees and, with respect thereto, places orders on behalf of the Portfolio to effect the investment decisions made.

                     WorldInvest is a wholly-owned subsidiary of WorldInvest
                  Holdings Limited, an English corporation formed in 1977. WorldInvest is an international investment manager with its principal office at 56 Russell Square, London, England. The firm has managed equity securities on a global basis since 1977. Total global assets under management as of February 28, 1995 were more than $5.7 billion, of which more than $3.0 billion were invested in global equities. The portion of the Portfolio's assets allocated to WorldInvest have been managed by a team of equity portfolio managers led by Mark Beale since the Portfolio's inception. Mr. Beale is a Director and an Equity Investment Manager for WorldInvest and has been with the firm since 1982.

                     WorldInvest is entitled to a fee from SFM calculated on
                  the basis of a percentage of the market value of the assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .325% of assets managed up to $300 million and .20% of such assets in excess of $300 million.

DISTRIBUTION ___________________________________________________________________

                  SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement") with the Trust. Each Portfolio has a separate distribution plan for its shares (the "Class A Plan" and the "Class D Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the 1940 Act. The Trust intends to operate the Plans in accordance with their terms and with the NASD rules concerning sales charges.

                     The Distribution Agreement and Plans provide for
                  reimbursement for expenses incurred by the Distributor in an amount not to exceed .30% of the average daily net assets of each Portfolio on an annualized basis, provided those expenses are permissible as to both type and amount under a budget. The budget must be approved and monitored by the Trustees, including those Trustees who are not interested persons and have no financial interest in the Plan or any related agreement ("Qualified Trustees"). The Class D Plan also provides for additional payments for distribution and shareholder services as described below.

                     Distribution-related expenses reimbursable to the
                  Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities law registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently the budget (shown here as a percentage of daily net assets) for each Portfolio is .15%. Distribution expenses not attributable to a specific Portfolio are allocated among each of the Portfolios of the Trust based on average net assets.

                     The Class D Plan, in addition to providing for the
                  reimbursement payments described above, provides for payments to the Distributor in an amount not to exceed .30% of the Portfolio's average daily net assets attributable to Class D shares. These additional payments are characterized as "compensation," and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses. This additional payment may be used to compensate financial institutions that provide distribution-related services to their customers.

                     It is possible that an institution may offer different
                  classes of shares to its customers and thus receive different compensation with respect to different classes. These financial institutions may also charge separate fees to their customers.

                     The Trust may also execute brokerage or other agency
                  transactions through the Distributor for which the Distributor may receive usual and customary compensation.

                     In addition, the Distributor may, from time to time in
                  its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

PROSPECTUS
AUGUST 31, 1995
--------------------------------------------------------------------------------
CORE INTERNATIONAL EQUITY PORTFOLIO
EUROPEAN EQUITY PORTFOLIO
PACIFIC BASIN EQUITY PORTFOLIO
EMERGING MARKETS EQUITY PORTFOLIO
INTERNATIONAL FIXED INCOME PORTFOLIO




--------------------------------------------------------------------------------
Please read this Prospectus carefully before investing, and keep it on file for future reference. It contains information that can help you decide if the Portfolio's investment goals match your own.

A Statement of Additional Information (SAI) dated June 28, 1995 and amended August 31, 1995, has been filed with the Securities and Exchange Commission and is available without charge through the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-437-6016. The Statement of Additional Information is incorporated into this Prospectus by reference.

SEI International Trust (the "Trust") is an open-end investment management com-pany that offers shareholders a convenient means of investing their funds in one or more professionally managed diversified and non-diversified portfolios of securities. The Core International Equity Portfolio, European Equity Portfo-lio, Pacific Basin Equity Portfolio, Emerging Markets Equity Portfolio and In-ternational Fixed Income Portfolio investment portfolios of the Trust, offers two classes of shares, Class A shares and Class D shares. Class D shares differ from Class A shares primarily in the imposition of sales charges and the allo-cation of certain distribution expenses and transfer agent fees. Class D shares are available through SEI Financial Services Company (the Trust's distributor) and through participating broker-dealers, financial institutions and other or-ganizations. This Prospectus offers the Class D shares of the equity and fixed income portfolios (the "Portfolios" and each of these, a "Portfolio") listed above.

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------

 THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THE TRUST'S SHARES ARE NOT FEDERALLY IN-SURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RE-SERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS THE OF PRINCIPAL AMOUNT IN-VESTED.

----------------------------------------------------------------------

PORTFOLIO EXPENSES _____________________________________________________________

The purposes of the following table is to help you understand the various costs and expenses that you, as a shareholder, will bear directly or indirectly in connection with an investment in the Class D shares.

SHAREHOLDER TRANSACTION EXPENSES (as a percentage of offering price)
--------------------------------------------------------------------------------

                                                                    EMERGING
                                             EUROPEAN    PACIFIC     MARKETS  INTERNATIONAL
                          CORE INTERNATIONAL  EQUITY   BASIN EQUITY  EQUITY   FIXED INCOME
                           EQUITY PORTFOLIO  PORTFOLIO  PORTFOLIO   PORTFOLIO   PORTFOLIO
                          ------------------ --------- ------------ --------- -------------
Maximum Sales Charge
Imposed on Purchases            5.00%          5.00%      5.00%       5.00%       4.50%
Maximum Sales Charge Im-
posed on Reinvested Div-
idends                           None           None       None        None        None
Redemption Fees /1/              None           None       None        None        None

ANNUAL OPERATING EXPENSES (as a percentage of average net assets)
-------------------------------------------------------------------------------------------

Management/Advisory Fees
(after fee waiver and
reimbursement) /2/               .91%           .80%       .78%        .80%        .57%
12b-1 Fees /3/                   .40%           .40%       .40%        .40%        .40%
Other Expenses                   .34%           .50%       .52%       1.15%        .43%
-------------------------------------------------------------------------------------------
Total Operating Expenses
(after fee waiver and
reimbursement) /4/              1.65%          1.70%      1.70%       2.35%       1.40%
-------------------------------------------------------------------------------------------

1 A charge, currently $10.00, is imposed on wires of redemption proceeds of the
  Portfolio's Class D shares.
2 SEI Financial Management Corporation ("SFM"), in its capacity as Manager for each Portfolio, and certain of the advisers, have waived on a voluntary basis, a portion of their fee, and the management/advisory fees shown reflect these voluntary waivers. SFM and the advisers each reserve the right to terminate its waiver at any time in its sole discretion. Absent such fee waiver, management/advisory fees would be .93% for the Core International Equity Portfolio, 1.13% for the European Equity Portfolio, 1.20% for the Pacific Basin Equity Portfolio and .90% for the International Fixed Income Portfolio. For the Emerging Markets Equity Portfolio, SFM has agreed to waive its management fee, and, if necessary, pay other operating expenses of the Portfolio in an amount that operates to limit the total operating expenses of the Class D shares. Absent this fee waiver and expense reimbursement, management/advisory fees would be 1.70% for the Emerging Markets Equity Portfolio.
3 The 12b-1 fees shown reflect the current 12b-1 budget for reimbursement of expenses. The maximum 12b-1 fee payable by the Class D shares of each Portfolio is .60%.
4 Absent the voluntary fee waiver and expense reimbursement described above, the total operating expenses would be 1.67% for the Core International Equity Portfolio, 2.03% for the European Equity Portfolio, 2.12% for the Pacific Basin Equity Portfolio, 3.25% for the Emerging Markets Equity Portfolio and 1.73% for the International Fixed Income Portfolio. Additional information may be found under "The Advisers," the "Sub-Advisers" and "The Manager and Shareholder Servicing Agent."

EXAMPLE
------------------------------------------------------------------------------
An investor in a Portfolio would pay the fol-lowing expenses on a $1000 investment assuming
(1) imposition of the maximum sales load, (2)
5% annual return and (3) redemption at the end of each time period:

                                                ------ ------- ------- -------
                                                1 YR.  3 YRS.  5 YRS.  10 YRS.
                                                ------ ------- ------- -------
Core International Equity                       $66.00 $ 99.00 $135.00 $236.00
European Equity                                 $66.00 $101.00 $138.00 $241.00
Pacific Basin Equity                            $66.00 $101.00 $138.00 $241.00
Emerging Markets Equity                         $73.00 $120.00     --      --
International Fixed income                      $59.00 $ 87.00 $118.00 $205.00
------------------------------------------------------------------------------

THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.
The purpose of the expense table and example is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in Class D shares of each Portfolio. A person who purchases shares through an account with a financial institution may be charged separate fees by that institution. The information set forth in the foregoing table and example relates only to the Class D shares. Each Portfolio also offers Class A shares, which are subject to the same expenses, except that there are no sales charges, different distribution costs and no transfer agent costs. Additional information may be found under "The Manager and Shareholder Servicing Agent," "The Advisers," "The Sub-Advisers" and "Distribution."
The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase of Shares."
Long-term shareholders may pay more than the economic equivalent of the maximum front-end sales charges otherwise permitted by the Rules of Fair Practice (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD").

                  stock selection and company research conducted by professionals at each local office which is integrated into SC's global research network by the manager of research in London. The principal address of SC is 33 Gutter Lane, London EC2V 8AS, England.

                     John S. Ager, a Senior Vice President and Director of SC
                  and John Stainsby, First Vice President of SC, both have served as principal portfolio managers for the Pacific Basin Equity Portfolio since its inception. Mr. Ager has over 20 years of experience in managing client accounts invested in Asian countries. Mr. Stainsby has over 10 years experience of managing Asian investments.

                     SC is entitled to a fee from SFM calculated on the basis
                  of a percentage of the market value of assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .40% of the first $100 million in assets, .30% of the next $50 million in assets, and .20% of assets in excess of $150 million.

WORLDINVEST       WorldInvest Limited ("WorldInvest") acts as an investment
LIMITED           sub-adviser for the Core International Equity Portfolio
                  pursuant to a sub-advisory agreement with SFM. In accordance with the Portfolio's investment objectives and policies and under the supervision of SFM and the Trust's Board of Trustees, WorldInvest is responsible for the day-to-day investment management of the portion of the Portfolio assigned to it by the Board of Trustees and, with respect thereto, places orders on behalf of the Portfolio to effect the investment decisions made.

                     WorldInvest is a wholly-owned subsidiary of WorldInvest
                  Holdings Limited, an English corporation formed in 1977. WorldInvest is an international investment manager with its principal office at 56 Russell Square, London, England. The firm has managed equity securities on a global basis since 1977. Total global assets under management as of February 28, 1995 were more than $5.7 billion, of which more than $3.0 billion were invested in global equities. The portion of the Portfolio's assets allocated to WorldInvest have been managed by a team of equity portfolio managers led by Mark Beale since the Portfolio's inception. Mr. Beale is a Director and an Equity Investment Manager for WorldInvest and has been with the firm since 1982.

                     WorldInvest is entitled to a fee from SFM calculated on
                  the basis of a percentage of the market value of the assets assigned to it. That fee, which is paid monthly, is based on an annual percentage rate of .325% of assets managed up to $300 million and .20% of such assets in excess of $300 million.

DISTRIBUTION ___________________________________________________________________

                  SEI Financial Services Company (the "Distributor"), a wholly owned subsidiary of SEI, serves as each Portfolio's distributor pursuant to a distribution agreement (the "Distribution Agreement") with the Trust. Each class of the Portfolios has a separate distribution plan (the "Class A Plan" and "Class D Plan"; collectively, the "Plans") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

                  The Trust intends to operate the Plans in accordance with their terms and with the NASD Rules concerning sales charges.

                     The Distribution Agreement and the Plans provide for
                  reimbursement for expenses incurred by the Distributor in an amount not to exceed .30% of the average daily net assets of each Portfolio on an annualized basis, provided those expenses are permissible as to both type and amount under a budget, and the Class D Plan provides for additional payments for distribution and shareholder services, as described below. The budget must be approved and monitored by the Board of Trustees, including those Trustees who are not interested persons and have no financial interest in the Plans or any related agreement ("Qualified Trustees").

                     Distribution related expenses reimbursable to the
                  Distributor under the budget include those related to the costs of advertising and sales materials, the costs of federal and state securities laws registration, advertising expenses and promotional and sales expenses including expenses for travel, communication and compensation and benefits for sales personnel. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. Currently, the budget for each Portfolio is set at an annual rate of .15% of its average daily net assets.

                     The Class D Plan, in addition to providing for the
                  reimbursement payments described above, provides for payments to the Distributor at an annual rate of .30% of the Portfolio's average daily net assets attributable to Class D shares. This additional payment may be used to compensate financial institutions that provide distribution-related services to their customers. These additional payments are characterized as "compensation," and are not directly tied to expenses incurred by the Distributor; the payments the Distributor receives during any year may therefore be higher or lower than its actual expenses.

                     These additional payments may be used to compensate the
                  Distributor for its services in connection with distribution assistance or provision of shareholder services, and some or all of it may be used to pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, and investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services. If the Distributor's expenses are less than its fees under the Class D Plan, the Trust will still pay the full fee and the Distributor will realize a profit, but the Trust will not be obligated to pay in excess of the full fee, even if the Distributor's actual expenses are higher. Currently the Distributor is taking this additional compensation payment under the Class D Plan at a rate of only .25% of each Portfolio's average daily net assets, on an annualized basis, attributable to Class D shares.

                     It is possible that an institution may offer different
                  classes of shares to its customers and thus receive different compensation with respect to different classes. These financial institutions may also charge separate fees to their customers.

                     The Trust may also execute brokerage or other agency
                  transactions through the Distributor for which the Distributor may receive usual and customary compensation.

                     In addition, the Distributor may, from time to time in
                  its sole discretion, institute one or more promotional incentive programs, which will be paid by the Distributor from the sales charge it receives or from any other source available to it. Under any such program, the Distributor will provide promotional incentives, in the form of cash or other compensation, including merchandise, airline vouchers, trips and vacation packages, to all dealers selling shares of the Portfolios. Such promotional incentives will be offered uniformly to all dealers and predicated upon the amount of shares of the Portfolios sold by the dealer.

PERFORMANCE ____________________________________________________________________

                  From time to time, a Portfolio may advertise yield and total return. These figures are based on historical earnings and is not intended to indicate future performance. No representation can be made concerning actual yield or future returns. The yield of a Portfolio refers to the income generated by a hypothetical investment, net of any sales charge imposed in the case of some Class D shares, in such Portfolio over a thirty day period. This income is then "annualized," i.e., the income over thirty days is assumed to be generated over one year and is shown as a percentage of the investment. The total return of a Portfolio refers to the average compounded rate of return on a hypothetical investment for designated time periods (including, but not limited to, the period from which the Portfolio commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions.

                     The performance of the Class D shares of each Portfolio
                  will normally be lower than that of Class A shares of the Portfolio because of the additional distribution expenses, transfer agent expenses and sales charges (when applicable) charged to Class D shares.

                     A Portfolio may periodically compare its performance to
                  that of other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), or by financial and business publications and periodicals, broad groups of comparable mutual funds, unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives. A Portfolio may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. A Portfolio may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. A Portfolio may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy and investment techniques.

                     A Portfolio may quote various measures of volatility and
                  benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

Signature         The Transfer Agent may require that the signatures on the
Guarantees        written request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, certain credit unions, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares,
                  (2) the redemption check is payable to the shareholder(s) of record, and (3) the redemption check is mailed to the shareholder(s) at his or her address of record. The Trust and the Transfer Agent reserve the right to amend these requirements without notice.

Telephone/Wire    Redemption orders may be placed by telephone. Neither the
Instructions      Trust nor the Transfer Agent will be responsible for any
                  loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and the Trust's
                  Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine, including requiring a form of personal identification prior to acting upon instructions received by telephone and recording telephone instructions. The Trust or the Trust's Transfer Agent may be liable for losses resulting from fraudulent or unauthorized instructions if it does not employ these procedures. If market conditions are extraordinarily active, or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

Systematic        Please note that if withdrawals exceed income dividends,
Withdrawal Plan   your invested principal in the account will be depleted.
("SWP")           Thus, depending upon the frequency and amounts of the
                  withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. To participate in the SWP, you must have your dividends automatically reinvested. You may change or cancel the SWP at any time, upon written notice to the Transfer
                  Agent.

How to Close      An account may be closed by providing written notice to the
your Account      Transfer Agent. You may also close your account by telephone if you have previously elected telephone options on your account application.

GENERAL INFORMATION ____________________________________________________________

The Trust         The Trust was organized as a Massachusetts business trust
                  under a Declaration of Trust dated June 30, 1988. The
                  Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. Shareholders may purchase shares in each Portfolio through two separate classes: Class A and Class D, which provide for variations in distribution and transfer agent costs, voting rights, dividends, and the imposition of a sales charge on Class D Shares. This Prospectus offers the Class D shares of the Trust's Core International Equity
                  Portfolio, European Equity Portfolio, Pacific Basin Equity
                  Portfolio, Emerging Markets Equity Portfolio and
                  International Fixed Income Portfolio. Additional information pertaining to the Trust may be obtained by writing to SEI

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